EXHIBIT 99.2

CONTACT:
George B. Sundby
Executive Vice President and
Chief Financial Officer
ABM Industries Incorporated
(415) 733-4000

ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE

     SAN FRANCISCO, March 7, 2005 – The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared an all-time-high second quarter cash dividend of $0.105 per common share payable on May 2, 2005 to stockholders of record on April 8, 2005. This will be ABM’s 156th consecutive quarterly cash dividend, and is $0.005 (5.0%) above the $0.100 per share quarterly dividend rate paid for the second quarter of 2004.

     ABM Industries Incorporated is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2004 revenues in excess of $2.4 billion and more than 73,000 employees, ABM provides janitorial, parking, security, engineering, lighting and mechanical services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial, Ampco System Parking, ABM Security Services, which includes American Commercial Security Services (ACSS) and Security Services of America (SSA), ABM Facility Services, which includes ABM Engineering and CommAir Mechanical, and Amtech Lighting.